GABELLI EQUITY SERIES FUNDS, INC 485APOS

Exhibit 99(a)(12)

GABELLI EQUITY SERIES FUNDS, INC.

ARTICLES OF AMENDMENT

Gabelli Equity Series Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to reflect that one sub-series of the class of the Corporation’s common stock, par value $0.001 per share, designated as The Gabelli Equity Income Fund is renamed as follows:

CURRENT DESIGNATION	NEW DESIGNATION

The Gabelli Equity Income Fund Class C Stock	The Gabelli Equity Income Fund Class C1 Stock

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by §2-604(b) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

THIRD: The amendment to the Charter as set forth above does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of any class or sub-series of shares of the Corporation.

FOURTH: These Articles of Amendment shall become effective on March 13, 2023.

[SIGNATURE PAGE FOLLOWS]

Exhibit 99(a)(12)

Exhibit 99(a)(12)

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary as of this 10th day of March, 2023. The President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief and under the penalties for perjury, all matters and facts contained herein with respect to authorization and approval of these Articles of Amendment are true in all material respects.

ATTEST:	GABELLI EQUITY SERIES FUNDS, INC.

/s/ Peter Goldstein	By:	/s/ John C. Ball
Name: Peter Goldstein	Name: John C. Ball
Title: Secretary	Title: President